                                                                     EXHIBIT 14

            Consent of Independent Registered Public Accounting Firm



The Board of Trustees and Shareholders
ING Equity Trust:

We consent to the use of our reports dated July 26, 2006, incorporated herein by reference, on the financial statements of ING Fundamental Research Fund and ING Disciplined LargeCap Fund, each a series of ING Equity Trust, and to the references to our firm under the caption "Financial Highlights" in the proxy statement/prospectus.

/s/ KPMG LLP

Boston, Massachusetts
October 6, 2006